`UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York	11779-7410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 30, 2014, Lakeland Industries, Inc. (the “Company”) prepaid an aggregate principal amount of $500,000 under its $3.5 million subordinated secured term loan credit facility with LKL Investments, LLC (the “Junior Lender”) entered into on June 28, 2013. The Company used cash on hand to fund this prepayment. Following such prepayment, there is approximately $3.48 million aggregate principal amount, inclusive of $0.48 million payment-in-kind [PIK] interest to date, outstanding under the Company’s credit facility with the Junior Lender. Such amount outstanding under the Company’s credit facility is expected to be reflected on the Company’s Balance Sheet as of July 31, 2014 as $1.73 million outstanding, reflecting such principal net of unamortized original issue discount of $1.75 million. The Junior Lender has waived the prepayment penalty.

A copy of the press release relating to the foregoing is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated July 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2014

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan

Christopher J. Ryan

President and Chief Executive Officer